Exhibit 10.1

AMENDMENT NO. 4 TO THE LEASE

This AMENDMENT NO. 4 TO THE LEASE (this “Amendment No. 4”) dated October 2, 2012 for reference purposes only, is made by and between PPC Goddard Investment, LLC, a California limited liability company (“Lessor”) successor in interest from GFE Goddard Investment, LLC successor in interest through a Grant Deed from Edison Spectrum Partners, LLC recorded April 24, 2009 and CombiMatrix Molecular Diagnostics, Inc., a California corporation (“Lessee”).  This Amendment No. 4 amends and modifies the terms and conditions of that certain Standard Industrial/Commercial Multi-Tenant Lease—Net dated June 26, 2006, as amended by that certain Amendment No.1 to Lease dated July 7, 2007, Amendment No. 2 to Lease dated March 11, 2009 and Amendment No. 3 to the Lease dated January 11, 2010 (“Amendment No. 3”) (as amended, the “Lease”), each of which are by and between Lessor and Lessee.  Capitalized terms that are not otherwise defined in this Amendment No. 4 have the meanings ascribed to such terms as provided in the Lease.

RECITALS

(I)                                    Lessor and Lessee previously entered into the Lease, which sets forth the terms and conditions relating to Lessee’s occupancy of certain space located at 300 Goddard Way, Suite 100 and 150, Irvine, California and certain space located at 310 Goddard Way, Suite 100 and 150, Irvine, California (the “Premises”).

(II)                                Lessor and Lessee now desire to amend the Lease to (a) adjust the Base Rent payable for the Premises, and (b) set forth certain other matters of agreement between Lessor and Lessee.

AGREEMENT

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.                                      Premises/Lease Term.  Lessee is extending the Lease Term for the Premises for one (1) year, and such term commences on February 1, 2013 and terminates on January 31, 2014 (the “Extended Term”), unless sooner terminated or extended in accordance with the terms of the Lease.

2.                                      Base Rent.  The Base Rent for the Premises, on a net basis for all suites, shall be as follows:

Months	Rent/RSF/Month
February 1, 2013 to January 31, 2014	$1.15

3.                                      Operating Expenses:  Lessee shall continue to pay Lessee’s Share of Operating Expenses and Real Estate Taxes in accordance with the terms of the Lease.  The current Operating Expenses are estimated at $0.82 per RSF for the calendar year of 2012.

4.                                      Tenant Improvements.  Lessee shall accept the Premises in its current “as is” condition.

5.                                      Audit Rights:  Lessee, at Lessee’s expense, may audit Lessor’s books and records (but not more than once in any Lease Year) and any dispute involving Lessor’s accounting of Operating Expenses and Real Estate Taxes shall be resolved using Generally Accepted Accounting Principles (GAAP).  Lessee shall give Lessor not less than thirty (30) days prior written notice of its intention to conduct such audit and shall be conducted during normal business hours in Lessor’s management office.  If Lessee’s audit of the Operating Expenses indicates that Lessee was overcharged therefor, Lessor shall promptly repay all such overpayment to Lessee and adjust Lessee’s estimated payments of Operating Expenses if necessary.  The audit shall be at the expense of Lessee unless the size of the error is three percent (3%) or more, in which case, the Lessor shall pay the reasonable costs associated with such audit.  Lessee agrees it shall not compensate its auditors, when exercising this audit right, on a contingent fee basis.

6.                                      Restoration:  Lessee shall not be required to remove or modify any of the improvements in the Premises existing on the date this Amendment No. 4 was fully executed.  In addition, Lessee shall not be required to remove any modifications to the Premises approved by Lessor as part of this Amendment No. 4.

7.                                      Real Estate Taxes:  Lessee shall be exempt from any increases in Real Estate Taxes which the Premises may incur as a result of a sale, refinance, change or ownership or any other “triggering” event during the Extended Term.  In addition, Lessor shall use its best reasonable efforts to appeal the property tax assessment with the Orange County Tax Assessor, and all amounts recovered pursuant to that appeal shall pass through to Lessee  This Section 7 survives the expiration or earlier termination of the Lease.

8.                                      Right to Renew the Lease:  Lessee shall retain its rights under Section 6 of Amendment No. 3.

9.                                      Building Signage:  Section 8 of Amendment No. 3 is hereby deleted in its entirety and of no further force and effect.  Lessee has the option to install one building top sign on the 300 Goddard Way Building. The sign location would be on the front of the building facing the 310 building.  All costs associated with installation and removal of the building sign are at Lessee’s expense and shall meet the sign criteria established by the City of Irvine and the Lessor.  This sign option is personal to Lessee.

10.                               Real Estate Commission:  CBRE, Inc. (Lessee’s broker) shall be paid a five percent (5%) real estate commission on the total Lease consideration for the Extended Term per the terms and conditions of Lessor’s Commission Agreement with CBRE, Inc.  Lessor and Lessee warrant and represent that they have dealt with no real estate broker in connection with this Amendment No. 4 other than the CBRE, Inc., and that no other broker is entitled to any commission on account of this Amendment No. 4.  The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, damage or expense, including reasonable attorneys’ fees, arising from the breach.

11.                               Miscellaneous:  The Lease, as amended by this Amendment No. 4, remains in full force and effect.  This Amendment No. 4 is binding on the parties’ successors and assigns.  This Amendment No. 4 may be executed in any number of counterparts, all of which are considered one and the same Amendment No. 4 notwithstanding that all parties hereto have not signed the same counterpart.  Signatures of this Amendment No. 4 which are transmitted by either or both electronic or telephonic means (including, without limitation, facsimile and email) are valid for all purposes.  Any party shall, however, deliver an original signature of this Amendment No. 4 to the other party upon request.  If any provision of the Lease, as amended by this Amendment No. 4, is held by the final judgment of any court of competent jurisdiction to be illegal, invalid or unenforceable, the validity of the remaining portions or provisions must not be impaired or affected, and the rights and obligations of the parties must be construed and enforced as if the Lease, as amended by this Amendment No. 4, did not contain that certain part, term or provision held to be illegal, invalid or unenforceable.  The Lease, as amended by this Amendment No. 4, constitutes the entire agreement between Lessor and Lessee with respect to the Premises and may be amended or altered only by written agreement executed by both parties, and supersedes all prior agreements, whether written or oral, between the parties.  The Lease, as amended by this Amendment No. 4, and the rights and obligations of the parties hereto, must be construed and enforced in accordance with the laws of the state of California.

EXECUTION

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment No. 4 effective as of the last date written below.

LESSOR: PPC Goddard Investment, LLC		LESSEE: CombiMatrix Molecular Diagnostics, Inc.

Signature:	/s/SEAN CAO	Signature:	/s/ R. JUDD JESSUP

Printed Name:	Sean Cao	Printed Name:	R. Judd Jessup

Title	Manager	Title	President & CEO

Date:	October 21, 2012	Date:	October 17, 2012

Location:	Irvine, CA	Location:	Irvine, CA

		Signature:	/s/ SCOTT BURELL

		Printed Name:	Scott Burell

		Title	Secretary

		Date:	October 17, 2012

		Location:	Irvine, CA